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1701 Market Street                                             Morgan, Lewis
Philadelphia, PA 19103-2921                                    & Bockius LLP
215.963.5000                                                   Counselors at Law
Fax: 215.963.5001

January 14, 2009

Laudus Trust
101 Montgomery Street
San Francisco, CA 94104

Re: Opinion of Counsel regarding the Registration Statement filed on Form N-14 under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to Laudus Trust, a Massachusetts business trust (the "Trust"), in connection with the above-referenced registration statement on Form N-14 (the "Registration Statement"), which relates to the units of beneficial interest, without par value, of the Trust's Laudus Rosenberg U.S. Large Capitalization Fund (collectively, the "Shares"). This opinion is being delivered to you in connection with the Trust's filing of the Registration Statement with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 488(a) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust, which is duly authorized and validly existing under the laws of the Commonwealth of Massachusetts;

     (b) the Trust's Agreement and Declaration of Trust and all amendments and supplements thereto (the "Declaration of Trust");

     (c) a certificate executed by Catherine MacGregor, Clerk of the Trust, certifying to, and attaching copies of the Trust's Declaration of Trust and Amended and Restated By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

     (d)  a printer's proof of the Registration Statement.

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Laudus Trust
Page 2
January 14, 2009

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the SEC, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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Morgan, Lewis & Bockius LLP